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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Maryland                                   33-0745075
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

            20371 Irvine Avenue, Santa Ana Heights, California 92707
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered
     -------------------                       ------------------------------
     Common Stock, $.01 par value per share                     AMEX

Securities to be registered pursuant to Section 12(g) of the Act:

                        None.
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              IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC. - FORM 8-A


Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated by reference to the section entitled "Description of Securities" in that portion of the Prospectus contained in Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on April 18, 1997 and Amendment No. 1 filed with the Securities and Exchange Commission on June 10, 1997 (collectively, the "Registration Statement"), at pages 84-89 of the Prospectus. A copy of pages 84-89 of the Prospectus is attached hereto as Exhibit 3.1.

Item 2.  Exhibits.

         1.1  The Registrant's Charter (1)

         1.2  The Registrant's Bylaws. (2)

         2.1  Form of Common Stock Certificate. (3)

         3.1  Pages 84-89 of the Prospectus.

________________
(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 and Amendment No. 1 thereto filed on April 18, 1997 and June 10, 1997, respectively.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11 and Amendment No. 1 thereto filed on April 18, 1997 and June 10, 1997, respectively.

(3) Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11 and Amendment No. 1 thereto filed on April 18, 1997 and June 10, 1997, respectively.
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


June 11, 1997       IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.



                        By:  /s/ Richard J. Johnson
                             ---------------------------
                             Richard J. Johnson
                             Senior Vice President, Chief Financial Officer and Secretary